Exhibit 10.4

TACTILE SYSTEMS TECHNOLOGY, INC.

2016 EQUITY INCENTIVE PLAN

Performance Stock Unit Agreement

Tactile Systems Technology, Inc. (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby grants an award of Performance Stock Units to you, the Participant named below.  The terms and conditions of this Award are set forth in this Performance Stock Unit Agreement (the “Agreement”), consisting of this cover page, the Terms and Conditions on the following pages and the attached Exhibit A, and in the Plan document, a copy of which has been provided to you.  Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:
Target Number of Performance Stock Units:
Maximum Number of Performance Stock Units:
Grant Date:
Performance Period:
Vesting Schedule:	The number of Units determined in accordance with Exhibit A to have been earned during the Performance Period will vest on the dates specified in Section 4(a) of the Award Terms and Conditions.
Performance Goals:	See Exhibit A

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document and acknowledge that you have received and reviewed these documents.

PARTICIPANT:TACTILE SYSTEMS TECHNOLOGY, INC.

By:

Title:

Tactile Systems Technology, Inc.

2016 Equity Incentive Plan

Performance Stock Unit Agreement

Terms and Conditions

1.

Award of Performance Stock Units.  The Company hereby confirms the grant to you, as of the Grant Date and subject to the terms and conditions of this Agreement and the Plan, of an award of Performance Stock Units (the “Units”) in an amount initially equal to the Target Number of Performance Stock Units (the “Target Number of Units”) specified on the cover page of this Agreement.  The number of Units that may actually be earned and become eligible to vest pursuant to this Award can be between [   ]% and [   ]% of the Target Number of Units, but may not exceed the Maximum Number of Performance Stock Units specified on the cover page of this Agreement.  Each Unit that is earned as a result of the performance goals specified in Exhibit A to this Agreement having been satisfied and which thereafter vests represents the right to receive one Share of the Company’s common stock.  Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted to you will be credited to a performance stock unit account in your name maintained by the Company.  This account will be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Company.

2.Restrictions Applicable to Units.  Neither this Award nor the Units subject to this Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the law of descent and distribution.  Any attempted transfer in violation of this Section 2 shall be void and without effect.  The Units and your right to receive Shares in settlement of any Units under this Agreement shall be subject to forfeiture except to extent the Units have been earned and thereafter vest as provided in Sections 4 and 5.

3.No Shareholder Rights.  The Units subject to this Award do not entitle you to any rights of a holder of the Company’s common stock.  You will not have any of the rights of a shareholder of the Company in connection with any Units granted or earned pursuant to this Agreement unless and until Shares are issued to you in settlement of earned and vested Units as provided in Section 5.

4.Vesting and Forfeiture of Units.    The Units shall vest at the earliest of the following times and to the degree specified.

(a) Scheduled Vesting.  Subject to Sections 4(b)-(d),  the number of Units that have been earned during the Performance Period, as determined by the Committee in accordance with Exhibit A (the “Earned Units”), will vest on the [Initial Vesting Date] [and the Final Vesting Date] in the amounts described in this section, so long as your Service has been continuous from the Grant Date to each applicable vesting date.  For these purposes, the [“Initial Vesting Date” means the date the Committee certifies (i) the degree to which the performance goals for the Performance Period have been satisfied, and (ii) the number of Units that have been earned during the Performance Period as determined in accordance with Exhibit A, which certification shall occur no later than March 15 of the calendar year immediately following the calendar year during which the Performance Period ended].  The [“Final Vesting Date”] means [                                                 ]. The following table summarizes the percentage of the Earned Units that will vest on the applicable vesting dates:

Vesting Date	% of the Earned Units that Vest

(b)Disability.  If your Service terminates by reason of your Disability prior to the Initial Vesting Date, then you will be entitled to have vest on the Initial Vesting Date a pro rata portion of the Earned Units (had your Service been continuous until the Initial Vesting Date).  The pro rata portion shall be determined by multiplying the Earned Units by a fraction whose numerator is the number of days during the Performance Period prior to your Service termination date and whose denominator is the number of days in the Performance Period.  If your Service terminates by reason of your Disability after the Initial Vesting Date but prior to the Final Vesting Date, then you will be entitled to have vest on the date your Service terminates all unvested Earned Units.

(c)Death.  If your Service terminates by reason of your death prior to the Initial Vesting Date, then you will be entitled to have vest on the date your Service terminates a pro rata portion of the Target Number of Units specified on the cover page of this Agreement. The pro rata portion shall be determined by multiplying the Target Number of Units by a fraction whose numerator is the number of days during the Performance Period prior to your Service termination date and whose denominator is the number of days in the Performance Period. If your Service terminates by reason of your death after the Initial Vesting Date but prior to the Final Vesting Date, then you will be entitled to have vest on the date your Service terminates all unvested Earned Units.

(d)Change in Control.  If and to the extent this Award is continued, assumed or replaced in connection with a Change in Control, and if within one year after the Change in Control you experience an involuntary termination of Service for reasons other than Cause, or you terminate your Service for Good Reason (as defined below), then as of such termination date a number of Units equal to following shall vest: (i) the Target Number of Units or, if the Performance Period has ended, the Earned Units, minus (ii) the number of Units that vested prior to such termination date.

If this Award is not continued, assumed or replaced in connection with a Change in Control and vesting of the Units is being accelerated in accordance with Sections 12(b) and 12(c) of the Plan, then in such case the number of Units that may be accelerated shall be the Target Number of Units (or if the Performance Period has ended, the Earned Units) minus the number of Units that vested prior to the date of the Change in Control.

“Good Reason” shall, if you have an employment agreement with the Company or are subject to a Company severance policy, have the meaning set forth in your employment agreement or such severance policy.  In all other cases, “Good Reason” means the existence of one or more of the following conditions without your written consent, so long as you provided written notice to the Company of the existence of the condition not later than 90 days after the initial existence of the condition, the condition has not been remedied by the Company within 30 days after its receipt of such notice and your Service terminates no later than 130 days after the condition’s initial occurrence: (i) any material, adverse change in your duties, responsibilities, or authority; (ii) a material reduction in your base salary or bonus opportunity that is not part of a general reduction applicable to employees in the same classification or grade as you; or (iii) a geographical relocation of your principal office location by more than 50 miles.

(e)Forfeiture of Unvested Units.  To the extent any of Sections 4(a) through (d) is applicable to this Award, any Units that do not vest on the applicable vesting date as provided therein shall immediately be forfeited. If your Service terminates prior to the Final Vesting Date under circumstances other than as set forth in Sections 4(b) through (d), all unvested Units shall be forfeited immediately after the termination of your Service.

5.Settlement of Units.   Subject to Section 7 below,  as soon as practicable after any date on which Units vest (but no later than the 15th day of the third calendar month following the applicable vesting date), the Company shall cause to be issued and delivered to you (or to your personal representative or your designated beneficiary or estate in the event of your death, as applicable) one Share in payment and settlement of each vested Unit.  Delivery of the Shares shall be effected by the issuance of a stock certificate to you, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the Shares to a brokerage account you designate, and shall be subject to the tax withholding provisions of Section 6 and compliance with all applicable legal requirements as provided in Section 17(c) of the Plan, and shall be in complete satisfaction and settlement of such vested Units.  If the Units that vest include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to issuance of Shares as provided herein.

6.Tax Consequences and Withholding.  No Shares will be delivered to you in settlement of vested Units unless you have made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Shares.  You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan.

7.Compensation Recovery Policy.  To the extent that this Award and any compensation associated therewith is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, this Award and any compensation associated therewith shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed.  This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

8.Additional Provisions.

(a)Governing Plan Document.  This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

(b)Choice of Law.  This Agreement shall be interpreted and enforced under the laws of the State of Delaware (without regard to its conflicts or choice of law principles).

(c)Binding Effect.  This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

(d)Section 409A of the Code.  The award of Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral exception specified in Treas. Reg. § 1.409A-l(b)(4).

(e)Electronic Delivery and Acceptance.  The Company may deliver any documents related to this Award by electronic means and request your acceptance of this Agreement by electronic means.  You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.

Exhibit A

TACTILE SYSTEMS TECHNOLOGY, INC.

Performance Stock Unit Agreement

Performance Goals and Determination of Earned Units

Participant:

Grant Date:

Target Number of Units:

Performance Period:

Determination of Earned Units: